CONSULTING AGREEMENT



THIS AGREEMENT is entered into by and between THORNHILL CAPITAL LLC ("THC") and/or ("CONSULTANT"), and Trey Resources, Inc. (OTC Bulletin Board. TYRIA) ("COMPANY") and sets forth the terms and conditions for services to be rendered by Consultant on behalf of COMPANY.


1.   SERVICES OF THE CONSULTANT
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CONSULTANT will advise and assist The COMPANY in developing an effective business strategy to increase shareholder value and to assist and advise in the formulation and implementation of management directives.

These services include, but are not limited to, the following:

     o    Advice, as appropriate, in identifying potential investors.

     o Advice, as appropriate, in identifying potential financing sources for the COMPANY

     o Advice, as appropriate, in the negotiation and structuring of potential mergers and acquisitions.

     o Advice, as appropriate, in the structure of proposed financing or investment transactions.

     o Assistance, as appropriate, in negotiating the terms of any investment or financing transaction.

     o    Introductions, as appropriate, to various financial institutions.

     o Advice, as appropriate, in the formulation, structure and implementation of various management programs intended to achieve targeted corporate objectives

2.   CONSULTINS FEES:
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CONSULTANT is prepared to commence its consultancy immediately upon execution of the consulting agreement.

For the consulting services to be rendered during the term of this Agreement the COMPANY shall cause to be issued and/or assigned to CONSULTANT 3,000,000 warrants in the Company at an exercise price of $0.015 per share, The warrants will have a seven year maturity and have piggy back registration rights. Any filing of a registration statement subsequent to the signing of this agreement will include all warrants to be issued during the
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CONSULTING AGREEMENT

term of this contract COMPANY agrees to a cashless exercise of the above warrants and to reserve a sufficient amount of stock to cover the exercise of the warrants.

3.   ADDITIONAL TERMS:
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     a.   This Agreement will commence with the signing of this Agreement, and will continue for a period of twelve (12) months, and may be extended thereafter on terms to be mutually agreed to by both parties pursuant to a written agreerrtent.

     b. CONSULTANT'S relationship with COMPANY shall be that of an independent contractor and not that of an employee. CONSULTANT will not be eligible for any employee benefits, nor will COMPANY make deductions from the consulting fees for taxes, insurance, bonds or any other subscription of any kind, which shall be CONSULTANT'S sole responsibility. CONSULTANT will use its best efforts in performing the services under this Agreement, within the scope of work specified in this Agreement.

     c. CONSULTANT is not a registered broker-dealer and will not provide the services of a brokeredealer. If it is necessary to utilize the services of a registered broker-dealer, any fees and/or costs of such broker-dealer shall be borne by COMPANY.

     d. Confidentiality AND non-disclosure. COMPANY, their officers, directors, employees and/or agents, understand that CONSULTANT considers its investors, lenders and compensation arrangements to be confidential and proprietary, and agrees not to disclose any such information to any person or firm outside of COMPANY without prior written consent from CONSULTANT, except as required by law. COMPANY'S obligations under this paragraph shall survive termination of this Agreement for a period of twelve (12) months.

     e. CONSULTANT shall keep in confidence and shall not disclose or make available to third parties or make any use of any information or documents relating to the products, methods of manufacture, trade secrets, processes, business or affairs or confidential or proprietary information of COMPANY (other than information in the public domain), except with the prior written consent of
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Consulting Agreerrient

     e.   (con't)

          COMPANY. Upon termination of this Agreement CONSULTANT will, upon request by COMPANY, return all documents, and other materials related to the services provided hereunder furnished to CONSULTANT by COMPANY. CONSULTANT'S obligations under this paragraph shall survive termination of this Agreement.

     f. CONSULTANT and COMPANY further agree to indemnify and hold each other, its agents, employees, officers, directors, and members, harmless from and against any and all losses, claims or damages. including any legal or other expenses reasonably incurred, in connection with defending against any litigation, whether commenced or threatened, to which either COMPANY or CONSULTANT may become subject, arising from the services performed or to be performed pursuant to this Agreement, including but not limited to claims under any state or federal statute, by any state or federal regulatory agency, caused by, or arising out of any service under this Agreement. The parties hereto agree that an indemnifying party shall not, without prior written consent of the indemnified party, settle any pending or threatened clarm or proceeding related to or arising out of the this agreement or any actual or proposed transactions or other conduct in connection therewith (whether or not any indemnified PARTY is A party to such claim or proceeding) unless such settlement includes a provision unconditionally releasing the indemnified party from, and holding all such persons harmless against, all liability in respect of claims by any releasing party related to or arising out of the engagement or any transactions or conduct in connection herewith. The indemnifying party hereunder will also promptly reimburse the indemnified party for all expenses (including counsel fees and expenses) as they are incurred by such indemnified party in connection with investigating, preparing for, defending, or providing evidence in, any pending or threatened claim or proceeding related to or arising out of the engagement or any actual or proposed transaction hereunder or other conduct in connection THEREWITH OR otherwise in respect of which indemnification or contribution may be sought hereunder (whether or not an indemnified party is a party to such claim or proceeding) or in enforcing this agreement.

     g. If the foregoing indemnity is unavailable to any indemnified party for any reason, parties hereunder will contribute to any losses related to or arising out of this agreement or any transaction or conduct in connection herewith as follows. With respect to such losses referred to in the preceding paragraph, each party hereunder shall contribute in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the parties hereunder from the services received hereunder, and or the actual or proposed transaction arising in connection with this Agreement.

     h. Notwithstanding the foregoing neither PARTY shall be liable in any such case to the extent that any loss or damage is found to have resulted from the other party's gross negligence, intentional misrepresentation or violation of any statute or regulation.
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Consulting Agreement


     i. In the event that any controversy or claim arises out of this Agreement, the parties hereto shall negotiate in good faith to resolve such controversy or claim. If the parties through negotiation cannot settle such controversy or claim, such controversy or claim shall be settled by binding arbitration. During the arbitration, both parties shall continue to perform their obligations under this Agreement unless the Agreement has been terminated. In addition to any other recovery, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs thereby incurred.


     j. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed BY LAW in that and other contexts, and the validity and force of the remainder of this Agreement shall not BE affected thereby. Further, a waiver of the non-performance of any provision of this Agreement must be in writing and shall apply only to the particular non-performance involved and shalt not constitute an amendment, change or modification of this Agreement or apply to any other performance requirement.


     k. This agreement shall inure to the benefit of and be binding on the respective parties hereto and the respective executors, administrators, successors and assigns

     i. if accepted by COMPANY and CONSULTANT below, this Agreement shall constitute a binding agreement between COMPANY and CONSULTANT. This Agreement reflects the entire agreement between COMPANY and CONSULTANT, and the terms herein shalt not be modified except by a written amendment signed by the parties hereto. The signatories below acknowledge that they have the necessary authority of their respective parties, including board approval, if required, to enter into this Agreement.


     m. This Agreement shall be governed by, and construed in accordance with. the laws of the State of New Jersey,

AGREED AND ACCEPTED

                                       Trey Resources, Inc.

By: /s/ Alan Rofkin                    By: /s/ Mark S. Meller
   --------------------------------       --------------------------------

Print Name: Alan Rofkin
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Title: Managing Director               Chief Executive Officer
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